EXHIBIT 10.6
                                                  1994 10-K


                   1994 INCENTIVE PLAN EXPLANATION NOTES



* The 1994 Company Incentive Plan will be based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA).1

*   The Plan will provide for an incentive pool based on EBITDA results.

* Participants will be eligible for 0 - 100% of their maximum incentive opportunity based on the incentive pool.

* The target is a gross EBITDA of $20,281,100 which will generate payments of approximately 50% of the participants maximum incentive opportunity.

* There will be no incentive payments from this Plan unless the EBITDA is above $16,500,000.

* The maximum (100%) payment will be achieved if the EBITDA equals or exceeds $24,062,214.

* The graph indicates the relationship between the EBITDA and the approximate percentage of the maximum incentive opportunity.

* The North American field sales, service, service center and electrical service employees will be participants in the Company Incentive Plan.

* All domestic and foreign subsidiaries will be participants in the Company Incentive Plan.

* The Board of Directors reserves the right to alter the performance and payment targets upward or downward in the event of a change resulting from deviations in the 1994 financial plan.






1 Excludes restructuring expenses, extraordinary gain and cumulative effect of accounting changes.

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                           BUCYRUS-ERIE COMPANY
                     1994 INCENTIVE PLAN CALCULATIONS

                                  TOTAL            NET
PAYOUT %       EBITDA (1)         PAYOUT          EBITDA

  0.00%       $16,500,000               $0      $16,500,000
  5.00%       $16,878,111         $189,055      $16,689,056
 10.00%       $17,256,221         $378,110      $16,878,111
 15.00%       $17,634,332         $567,165      $17,067,167
 20.00%       $18,012,443         $756,220      $17,256,223
 25.00%       $18,390,554         $945,275      $17,445,279
 30.00%       $18,768,664       $1,134,330      $17,634,334
 35.00%       $19,146,775       $1,323,385      $17,823,390
 40.00%       $19,524,886       $1,512,440      $18,012,446
 45.00%       $19,902,996       $1,701,495      $18,201,501
 50.00%       $20,281,107       $1,890,550      $18,390,557
 55.00%       $20,659,218       $2,079,605      $18,579,613
 60.00%       $21,037,328       $2,268,660      $18,768,668
 65.00%       $21,415,439       $2,457,715      $18,957,724
 70.00%       $21,793,550       $2,646,770      $19,146,780
 75.00%       $22,171,661       $2,835,825      $19,335,836
 80.00%       $22,549,771       $3,024,880      $19,524,891
 85.00%       $22,927,882       $3,213,935      $19,713,947
 90.00%       $23,305,993       $3,402,990      $19,903,003
 95.00%       $23,684,103       $3,592,045      $20,092,058
100.00%       $24,062,214       $3,781,100      $20,281,114




(1) Excludes restructuring expenses, extraordinary gain and cumulative effect of accounting changes.